Exhibit 10.20

FIRST AMENDMENT TO AGREEMENT
FOR PURCHASE AND SALE OF REAL PROPERTY

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made to be effective as of November 11, 2016, by and between ARC DB5PROP001, LLC, a Delaware limited liability company and, its sole member, AMERICAN FINANCE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (collectively “Seller”), and CAPITAL COMMERCIAL INVESTMENTS, INC., a Texas corporation (“Buyer”), (Seller and Buyer sometimes collectively referred to herein as the “Parties”).

Recitals

A.    The Parties entered into that certain Agreement for Purchase and Sale of Real Property (the “Agreement”), with an effective date of October 11, 2016, pursuant to which Buyer agreed to purchase from Seller the real property located at 1300, 1350, and 1400 American Boulevard, Hopewell Township, NJ, such real property being more particularly described therein (the “Property”).

B.    Seller and Buyer desire to amend the Agreement as hereinafter set forth.

Amendment

For and in consideration of the premises and the mutual covenants and agreements hereinafter made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:

1.    Due Diligence Period. Seller and Buyer agree the Due Diligence Period and Buyer’s right to terminate referenced in Section 6(b) of the Agreement is hereby amended to be 5:00 p.m. Central Standard Time on Friday, November 18, 2016.

2.    Closing Date. The definition of “Closing” in Section 1(b) of the Agreement is amended to read as follows:

“Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, on November 30, 2016, unless the Buyer elects to close earlier by providing written notice thereof to Seller. The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.

3.    Miscellaneous.

a.    All terms and conditions of the Agreement not expressly modified by this Amendment shall remain in full force and effect, and, in the event of any inconsistencies between this Amendment and the terms of the Agreement, the terms set forth in this Amendment shall govern and control. Except as expressly amended hereby, the Agreement shall remain in full force and effect as of the date thereof. Unless specifically defined herein or the context requires otherwise, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

b.    This Amendment may be executed in one or more counterparts which shall be construed together as one document. For purposes of the execution hereof, signatures delivered by facsimile transmission or by electronic mail (e.g. email) may be treated as originals.

c.    This Amendment shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and assigns.

EXECUTED as of the date first written above.

SELLER:
ARC DB5PROP001, LLC, a Delaware limited liability company
By: American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member
By: American Finance Trust, Inc., a Maryland Corporation, its general partner

By:  /s/ Jesse C. Galloway
   Name: Jesse C. Galloway
   Title: Authorized Signatory

BUYER: CAPITAL COMMERCIAL INVESTMENTS, INC., a Texas corporation By: /s/ Paul D. Agarwal Name: Paul D. Agarwal Title: President

AMERICAN FINANCE OPERATING
PARTNERSHIP, L.P., a Delaware limited
partnership

By: American Finance Trust, Inc.,
a Maryland Corporation, its general partner

By: /s/ Jesse C. Galloway
Name: Jesse C. Galloway
Title: Authorized Signatory